UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2005
POLYMEDICA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts (State or Other Jurisdiction of Incorporation	0-19842 (Commission File Number)	04-3033368 (IRS Employer Identification No.)

11 State Street, Woburn, Massachusetts (Address of Principal Executive Offices)	01801 (Zip Code)
Registrant’s telephone number, including area code: (781) 933-2020
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement
On August 1, 2005, PolyMedica Corporation (the “Company”) entered into an amendment to the Rights Agreement (the “Rights Agreement”) between the Company and EquiServe Trust Company, as Rights Agent, dated September 13, 2002, accelerating the expiration date of the Rights Agreement from September 12, 2012 to August 10, 2005. Pursuant to the Rights Agreement, rights to purchase one one-thousandth of a share of the Company’s Series B Junior Participating Preferred Stock, par value $0.01 per share, were issued to the holders of the Company’s common stock, par value $0.01 per share. The amendment, which is attached hereto as Exhibit 4.3 and incorporated herein by reference, has the effect of terminating the Rights Agreement effective August 10, 2005.
Item 1.02 Termination of a Material Definitive Agreement
The description of the termination of the Rights Agreement included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 1.02.
Item 3.03. Material Modifications to Rights of Security Holders
The description of the termination of the Rights Agreement included in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.03.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

Exhibit Number	Description
4.3	First Amendment to Rights Agreement between PolyMedica Corporation and EquiServe Trust Company, dated August 1, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDICA CORPORATION
Date: August 4, 2005	By:	/s/ Devin J. Anderson
Devin J. Anderson
General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description
4.3	First Amendment to Rights Agreement between PolyMedica Corporation and EquiServe Trust Company, dated August 1, 2005.